UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2011 (February 24, 2011)

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On February 24, 2011, the Board of Directors (the “Board”) of Lydall, Inc. (the “Company”), following a review of director compensation, changed the form and amount of compensation that the Company pays to its non-employee directors, effective as of January 1, 2011. Specifically, the Board:

•	Suspended the automatic annual grants to non-employee directors of non-qualified stock options covering 325 and 3,000 shares of common stock;

•

Replaced the one-time automatic grant to newly elected non-employee directors of non-qualified stock options covering the lesser of 9,000 shares of common stock or a number of shares of common stock having an aggregate fair market value on the date of grant equal to $100,000, with an one-time automatic grant of 6,000 restricted shares of common stock, vesting in three annual installments commencing one year after the date of grant;

•	Implemented a $25,000 annual cash fee payable to non-employee directors in arrears in two equal installments on each of June 30 and December 31; and

•	Increased the annual retainer from $6,000 to $7,500 payable to the Chairperson of the Audit Review Committee in arrears in two equal installments on each of June 30 and December 31.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

March 2, 2011	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan
Chief Accounting Officer and Controller